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                                                                     EXHIBIT 2.2
            FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


     This First Amendment (the "Amendment") to Agreement and Plan of Reorganization (the "Agreement") dated June 24, 1997, between Premier Bancshares, Inc. ("Premier") and Citizens Gwinnett Bankshares, Inc. ("Citizens") is made and entered into as of the 24th day of July 1997. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the parties desire to amend the Agreement to extend the termination period in connection with a determination whether the Merger may be accounted for as a pooling of interests.

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of amending the Agreement, Premier and Citizens agree as follows:

     1. That Section 11.6 of the Agreement be deleted in its entirety and the following Section 11.6 shall be inserted in lieu thereof:

               "11.6. ACCOUNTING TREATMENT. By either party on or before August 8, 1997, if the board of directors of a party determines that the Merger may not be structured in a manner satisfactory to both boards of directors in their sole discretion to qualify for "pooling of interests" accounting treatment."

          Except as specifically amended herein the Agreement shall remain in full force and effect. In witness whereof, the parties have caused this Amendment to be signed by their duly authorized officers as of the date first shown above.

Attest:                             PREMIER BANCSHARES, INC.


/s/ Barbara J. Burtt                /s/ Darrell D. Pittard
--------------------                ----------------------
Barbara J. Burtt, Secretary         Darrell D. Pittard, Chairman

         [CORPORATE SEAL]


Attest:                             CITIZENS GWINNETT BANKSHARES, INC.



/s/ Darrell W. Moore                /s/ Thomas J. Martin
--------------------                --------------------
Secretary                           Thomas J. Martin, President

          [CORPORATE SEAL]